Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated November 26, 2025, with respect to the financial statements of Exosome Diagnostics, Inc., incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Minneapolis, Minnesota

February 11, 2026